EXHIBIT 10.1

AMENDMENT TO EXCLUSIVE INTELLECTUAL PROPERTY LICENSE AGREEMENT

This AMENDMENT TO EXCLUSIVE INTELLECTUAL PROPERTY LICENSE AGREEMENT (the “Amendment”) is made and entered into as of August 12, 2025 (the “Effective Date”), by and between SCUDERI GROUP, INC. (“Scuderi”), ESG CLEAN ENERGY, LLC (“ESG”) and VIKING ENERGY GROUP, INC. (“Viking”).

WHEREAS, ESG and Viking entered into that Exclusive Intellectual Property License Agreement dated on or about August 18, 2021, as amended by an amended Appendix A dated on or about November 12, 2021 (collectively, the “License Agreement”) pursuant to which Viking licensed certain Licensed Product, Licensed Know How and Patent Rights from ESG, which were licensed by ESG from Scuderi;

WHEREAS, Scuderi previously acknowledged and approved the License Agreement;

WHEREAS, Scuderi benefited directly or indirectly from the consideration paid by Viking to ESG pursuant to the License Agreement;

WHEREAS, Scuderi, ESG and Viking desire to amend the License Agreement to reflect Scuderi being a direct party to the License Agreement, as set forth herein.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Addition of Scuderi as a Licensor/Grantor. The License Agreement is hereby amended as follows:

Effective as of the date hereof, Scuderi is hereby added as an additional Licensor or Grantor, as applicable, under the License Agreement, and is vested with all future rights and obligations of ESG Clean Energy thereunder. Without limiting the foregoing, Scuderi Group, Inc. shall assume all remaining duties, liabilities, and benefits of ESG under the License Agreement, to the same extent as ESG.

All general references to ESG in the License Agreement shall be deemed to read ‘ESG and Scuderi” and all provisions containing obligations of ESG shall be deemed to be obligations of ESG and Scuderi, jointly and severally.

2. Effect of Amendment. Except as modified and amended by this Amendment, the License Agreement is hereby ratified, confirmed and approved, and shall continue in full force and effect.

4. General Provisions. This Amendment and the License Agreement cannot be terminated, altered or amended except pursuant to an instrument in writing signed in accordance with the terms of the License Agreement as herein amended. If any provision hereof shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this Amendment, and the Amendment shall be carried out as if any such invalid or unenforceable provision were not contained herein. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Amendment and the License Agreement (and any exhibits and schedules thereto and certificates delivered thereunder) set forth the entire understanding among the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof among the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

ESG CLEAN ENERGY, LLC

By:	/s/ Nicholas Scuderi
Nicholas Scuderi

SCUDERI GROUP, INC.

By:	/s/ Salvatore Scuderi
Salvatore Scuderi

VIKING ENERGY GROUP, INC.

By:	/s/ James A. Doris
James A. Doris, President

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